Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MDxHealth SA

Herstal, Belgium

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 30, 2024 included in this Form 20-F in the Registration Statement (Form F-3, File No. 333-268885).

BDO Réviseurs d’Entreprises SRL

On behalf of it,

/s/ Bert Kegels

Zaventem, Belgium

April 30, 2024